Exhibit (24)(a)

THE PROCTER & GAMBLE COMPANY

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

Each undersigned officer and/or director of The Procter & Gamble Company, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint Andre Schulten, Chief Financial Officer of the Registrant, Matthew W. Janzaruk, Senior Vice President – Chief Accounting Officer of the Registrant, Susan Street Whaley, Chief Legal Officer and Secretary of the Registrant, and any other person holding the position of Chief Financial Officer, Chief Accounting Officer or Secretary of the Registrant from time to time, and each of them, as attorney-in-fact and agents of the undersigned, each with full power of substitution and re-substitution, with the full power to execute and file:

(i)

the Registration Statement on Form S-3 (the “Form S-3 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of debt securities of the Registrant, as may be revised in accordance with the Registrant resolution entitled “Authorize the Filing of S-3 Registration Statement for Debt Securities and Guarantees”;

(ii)

any and all amendments (including post-effective amendments) to the Form S-3 Registration Statement with respect to any debt securities and guarantees of debt securities of the Registrant, or any of its subsidiaries that may be included from time to time in any post-effective amendment to the Form S-3 Registration Statement, any registration statement relating to the offering covered by this Form S-3 Registration Statement and filed under the Securities Act of 1933, and any exhibits thereto; and

(iii)

any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-3 Registration Statement or any and all amendments thereto, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of each of said attorney-in-fact and agents or their substitute or substitutes.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have subscribed to the above as of October 10, 2023.

Signature	Title

/s/ Jon R. Moeller Jon R. Moeller	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Andre Schulten Andre Schulten	Chief Financial Officer (Principal Financial Officer)

/s/ Matthew W. Janzaruk Matthew W. Janzaruk	Senior Vice President – Chief Accounting Officer (Principal Accounting Officer)

/s/ B. Marc Allen B. Marc Allen	Director

/s/ Brett Biggs Brett Biggs	Director

/s/ Sheila Bonini Sheila Bonini	Director

/s/ Angela F. Braly Angela F. Braly	Director

/s/ Amy L. Chang Amy L. Chang	Director

/s/ Joseph Jimenez Joseph Jimenez	Director

/s/ Christopher J. Kempczinski Christopher J. Kempczinski	Director

/s/ Debra L. Lee Debra L. Lee	Director

/s/ Terry J. Lundgren Terry J. Lundgren	Director

/s/ Christine M. McCarthy Christine M. McCarthy	Director

/s/ Robert J. Portman Robert J. Portman	Director

/s/ Rajesh Subramaniam Rajesh Subramaniam	Director

/s/ Patricia A. Woertz Patricia A. Woertz	Director